Exhibit (c)(5)

Draft Working Materials – Subject To Change STRICTLY CONFIDENTIAL Exhibit (c)(5) Project Galaxy Presentation to the Board of Directors June 20(th), 2016

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

 Draft Working Materials – Subject To Change Table of Contents 1. Executive Summary 2 2. Saturn Standalone Valuation 6 3A. Luna Standalone Valuation 12 3B. Luna Transaction Overview 18 4A. Standalone Valuation 28 4B. Transaction Overview 33 Appendix 38 1

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Section 1 Executive Summary

Draft Working Materials – Subject To Change Saturn Offer Comparison Saturn Series A @ Market 3,4 Luna Offer 2 Series A ($mm, unless indicated) Offer Current Acquiror Stock Price $21.34 Exchange Ratio 0.5660x Stock Per Share $11.72 Cash Per Share $20.00 Price / Offer Value Per Series A Share ($) $26.36 $31.72 Implied Premium to Current Series A Price of $26.36 - 20.3% Implied Premium to 30-Day Series A VWAP of $26.60 (0.9%) 19.2% Equity Value(1) 2,726 3,319 Plus: Net Debt & Other 1,101 1,101 Enterprise Value 3,827 4,419 Metric ($mm) Implied Mult EV / EBITDA (Pre-SBC) CY 2016E EBITDA - Management Case 490 7.8x 9.0x CY 2017E EBITDA - Management Case 543 7.1x 8.1x CY 2016E EBITDA - Sensitivity Case 480 8.0x 9.2x CY 2017E EBITDA - Sensitivity Case 503 7.6x 8.8x EV / EBITDA (Post-SBC) CY 2016E EBITDA - Management Case 460 8.3x 9.6x CY 2017E EBITDA - Management Case 511 7.5x 8.6x CY 2016E EBITDA - Sensitivity Case 450 8.5x 9.8x CY 2017E EBITDA - Sensitivity Case 471 8.1x 9.4x Source: Saturn management projections, public company filings, Wall Street research Note: Prices as of June 17, 2016 1) Assumes Series B shares received the same consideration as the Series A shares; in Luna deal, actual equity value and enterprise value are $3.35bn and $4.45bn, respectively; 2) Assumes 3% discount of non-voting to voting shares (please see page 23 for detail) 3) JCM has 0.1mm shares of Series A Saturn stock and 6.2mm shares of Series B Saturn stock for a total voting stake of 33.1%, economic stake of 6.1% and a value of $165mm @ market; JCM 3 has 4.4mm shares of Luna common stock for a total voting stake of 2.9%, economic stake of 2.9% and a value of $94mm @ market 4) Luna has 2.1mm shares of Series A Saturn stock and 2.6mm shares of Series B Saturn stock for a total voting stake of 15.0%, economic stake of 4.5% and a value of $123mm @ market

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

 Draft Working Materials – Subject To Change Comparison of Offers Luna ¦ $20.00 per share in cash + 0.5660x shares of Luna implies $31.72 per share (based on current price of $21.34)(1,2) ¦ As part of the transaction, Luna will recapitalize its shares into voting and non-voting structure Price / Value ¦ Consideration received by Saturn A shareholders will be in the form of non-voting stock ¦ 63% cash / 37% stock mix to Series A ¦ 10% premium and 20% cash / 80% stock mix to Series B Stock portion is half voting and half non-voting both at an exchange ratio of 0.6614x for each (1.3228x total) ¦ PF Saturn ownership of 28.9% ¦ Resulting in PF net leverage of ~5.3x excluding synergies and ~5.0x including synergies(3,4) Consideration Tax Treatment Taxable to shareholders Financing Expect fully committed financing Certainty Timing to Close 6-8 months Source: Per Saturn management Note: 1) Assumes 3% discount for non-voting stock 2) Based on current prices as of market close on June 17, 2016 4 3) Leverage excludes production loans; EBITDA excludes start-up cost adjustments which would add an additional ~0.4x 4) Includes $52mm in run-rate cost synergies

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Comparison of Offers (cont.) Luna ¦ ¦ Ready to sign the deal as early as tomorrow morning Key Considerations ¦ Statutory approval to create new Series of non-voting stock (66-2/3% of present/voting) Buyer ¦ NYSE vote (majority of present/voting) Stockholder ¦ MOM vote likely required to create non-voting stock Approval ¦ Luna offered expenses for no vote/market fee for rec pull ¦ Voting agreement from MHR requested ¦ Statutory stockholder approval (majority of voting power) ¦ A-only (other than JCM/Luna) MOM vote requested by SC [Open] Saturn Stockholder ¦ Voting agreement from JCM and Luna requested Approval Open: 18 month tail and ROFO in JCM agreement ¦ HSR: Low risk of business restrictions as condition to approval (Reasonableness standard; no RBF) ¦ FCC: Approval for CIC of uplink license but likely would not present a problem Regulatory 5

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Section 2 Saturn Standalone Valuation

Draft Working Materials – Subject To Change

Saturn Valuation Snapshot

Summary Trading Valuation (as of 6/17/2016)

($mm, unless indicated)		@ Market
Series A Share Price		**$26.36**
Fully Diluted Shares		93.7
Series B Share Price		**$26.07**
Fully Diluted Shares		9.9
Blended Current Share Price @ Market ($)[1]		**$26.33**
Fully Diluted Shares[2]		103.5
Equity Value		**2,726**
Plus: Debt @ 3/31/16		1,129
Less: Cash @ 3/31/16		(10)
Less: Value of Equity Investments[3]		(19)
Enterprise Value		**3,827**
EV /	**Metric ($mm)**	**Multiples**
CY 2016E EBITDA (Pre-SBC)	490	7.8x
CY 2017E EBITDA (Pre-SBC)	543	7.1x
CY 2016E EBITDA (Post-SBC)	460	8.3x
CY 2017E EBITDA (Post-SBC)	511	7.5x
Leverage Statistics		
Net Debt / 2016E EBITDA		2.3x
Credit Ratings		BB / Ba2

Stock Price Performance

Period	Saturn Series A	Luna	Selected Companies[4]	S&P 500
% of 52-Week High	56.7%	52.0%	81.6%	97.3%
1-Month	(1.1%)	8.8%	(0.2%)	1.2%
3-Month	(7.2%)	(7.1%)	(0.1%)	1.5%
6-Month	(20.8%)	(35.4%)	(4.3%)	1.4%
1-Year	(37.8%)	(42.8%)	(14.4%)	(1.4%)
2-year	(7.4%)	(19.9%)	1.2%	6.7%



200
180
160
140
120
100
80
60
6/17/2014
12/17/2014
6/17/2015
12/17/2015
6/17/2016
6.7%
1.2%
(7.4%)
(19.9%)
Saturn Series A
Luna
Selected Companies
S&P 500

Source: Public company filings, financial projections per Saturn management, FactSet

Notes:

1) Based on A and B shares, blended based on proportion of shares outstanding in each Series

2) Based on fully diluted shares using treasury stock method; consists of 98.4mm basic shares outstanding, 9.8mm A in-the-money options (at WAEP of $18.95), 0.8mm RSAs, and 0.3mm RSUs

3) Represents PlayCo investment @ book value

4) Includes Discovery Communications, Time Warner Inc., Scripps Networks Interactive, 21st Century Fox, The Walt Disney Company, AMC Networks, and Viacom

LionTree

7

Draft Working Materials – Subject To Change Saturn Projected Financials Fiscal Year Ended December 31, '15A-'20E ($mm) 2015A 2016E 2017E 2018E 2019E 2020E CAGR Management Case 1,700 1,700 1,789 1,868 1,930 1,995 3.3% % Growth - 0.0% 5.2% 4.4% 3.3% 3.4% Revenue Sensitivity Case 1,700 1,690 1,749 1,828 1,890 1,955 2.8% % Growth - (0.6%) 3.5% 4.5% 3.4% 3.4% Management Case 462 490 543 612 633 654 7.2% % Growth - 6.2% 10.7% 12.9% 3.3% 3.4% % Margin 27.1% 28.8% 30.3% 32.8% 32.8% 32.8% EBITDA(1) Sensitivity Case 462 480 503 572 593 614 5.9% % Growth - 4.1% 4.6% 13.9% 3.6% 3.6% % Margin 27.1% 28.4% 28.7% 31.3% 31.4% 31.4% Source: Saturn management projections 8 1) EBITDA shown pre stock based compensation

Draft Working Materials - Subject To Change Selected Publicly Traded Companies Closing Price % of 52-Week Equity Value1 Enterprise Value EV / EBITDA2 '16E-'18E CAGR Company 6/17/2016 High ($mm) ($mm) 2016E 2017E Revenue EBITDA Walt Disney $99.00 81.1% 163,088 184,213 10.2x 9.8x 5.2% 4.9% Time Warner Inc. $72.37 79.2% 58,307 77,928 9.2x 8.6x 5.5% 7.1% Fox $28.80 83.0% 54,958 59,772 8.3x 7.6x 5.6% 8.5% Viacom $44.42 64.9% 17,967 29,408 7.7x 7.4x 2.6% 2.3% Discovery Communications $25.59 73.2% 15,921 22,872 9.3x 8.8x 5.9% 5.4% Scripps Networks $63.97 93.5% 8,296 12,732 8.9x 8.5x 4.3% 3.5% AMC Networks $59.50 68.2% 4,429 6,979 7.7x 7.3x 5.1% 4.1% Mean 8.8x 8.3x 4.6% 5.1% Median 8.9x 8.6x 5.1% 4.9% Saturn @ Market Management Case $26.36 56.7% 2,726 3,827 7.8x 7.1x 4.8% 11.8% Sensitivity Case 8.0x 7.6x 4.0% 9.2% Saturn @ Offers - Multiples Based on Management Case Luna Saturn @ Offers - Multiples Based on Sensitivity Case Luna Source: Public company filings, Wall Street research, Saturn management projections Notes: 1) Based on fully diluted shares outstanding using treasury stock method; if applicable, convertible debt treated on an as-if converted basis, with appropriate dilutive 9 impact to shares outstanding for in the money converts 2) EBITDA multiples shown pre-SBC

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Saturn Discounted Cash Flow Analysis – Based on Management Case(1) Fiscal Year Ended December 31, ($mm) 9 Mos '16E 2017E 2018E 2019E 2020E EBITDA (Before SBC) 363 543 612 633 654 Less: Stock Based Compensation (22) (31) (30) (34) (35) Less: Depreciation & Amortization (18) (24) (26) (25) (26) EBIT 323 488 557 574 593 Less: Taxes @ 35% (113) (171) (195) (201) (208) After-Tax EBIT 210 317 362 373 386 Plus: Depreciation and Amortization 18 24 26 25 26 Less: Capex (22) (19) (13) (20) (21) Plus: Amortization of Programming Rights 443 605 599 619 639 Less: Program Rights Payments (256) (267) (310) (321) (331) Plus: Amortization of Investments in Films and TV Programs 100 145 146 151 156 Less: Investments in Film and TV Programs (323) (429) (434) (449) (464) Less: (Increase) / Decrease in Working Capital and Other 53 (43) (52) (57) (63) Unlevered Free Cash Flows 223 333 323 321 328 Present Value of Cash Flows 1,244 DCF Equity Value Per Share Present Value of Terminal Value 3,223 Present Value of Enterprise 4,467 LTM Terminal EBITDA Multiple Less: Net Debt & Other (1,101) WACC 7.00x 7.25x 7.50x 7.75x 8.00x Present Value of Equity 3,366 8.75% $30.91 $31.91 $32.90 $33.89 $34.87 Shares 104.7 9.00% 30.55 31.54 32.52 33.50 34.47 Price Per Share $32.14 9.25% 30.20 31.17 32.14 33.12 34.08 9.50% 29.84 30.81 31.77 32.73 33.69 9.75% 29.50 30.45 31.40 32.35 33.31 Source: Projected financial information per Saturn management Notes: 10 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $1,120mm), equity in affiliates of $19mm

Draft Working Materials – Subject To Change Saturn Discounted Cash Flow Analysis – Based on Sensitivity Case(1) Fiscal Year Ended December 31, ($mm) 9 Mos '16E 2017E 2018E 2019E 2020E EBITDA (Before SBC) 353 503 572 593 614 Less: Stock Based Compensation (22) (31) (30) (34) (35) Less: Depreciation & Amortization (18) (24) (26) (25) (26) EBIT 313 448 517 534 553 Less: Taxes @ 35% (110) (157) (181) (187) (194) After-Tax EBIT 204 291 336 347 360 Plus: Depreciation and Amortization 18 24 26 25 26 Less: Capex (22) (19) (13) (20) (21) Plus: Amortization of Programming Rights 443 605 599 619 639 Less: Program Rights Payments (256) (267) (310) (321) (331) Plus: Amortization of Investments in Films and TV Programs 100 145 146 151 156 Less: Investments in Film and TV Programs (323) (429) (434) (449) (464) Less: (Increase) / Decrease in Working Capital and Other 53 (43) (52) (57) (63) Unlevered Free Cash Flows 216 307 297 295 302 Present Value of Cash Flows 1,155 DCF Equity Value Per Share Present Value of Terminal Value 3,026 Present Value of Enterprise 4,182 LTM Terminal EBITDA Multiple Less: Net Debt & Other (1,101) WACC 7.00x 7.25x 7.50x 7.75x 8.00x Present Value of Equity 3,081 8.75% $28.40 $29.33 $30.27 $31.20 $32.14 Shares 104.2 9.00% 28.06 28.99 29.91 30.84 31.76 Price Per Share $29.56 9.25% 27.73 28.64 29.56 30.47 31.39 9.50% 27.40 28.30 29.21 30.11 31.02 9.75% 27.07 27.97 28.86 29.76 30.65 Source: Projected financial information per Saturn management Notes: 11 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $1,120mm), equity in affiliates of $19mm

Draft Working Materials – Subject To Change Section 3A Luna Standalone Valuation

Draft Working Materials – Subject To Change

Luna Snapshot

Summary Trading Valuation (as of 6/17/2016)

($mm, unless indicated)

Share Price @ Market ($)	**$21.34**
Fully Diluted Shares[1]	153.0
Equity Value	3,264
Plus: Net Debt @ 3/31/16[2]	788
Plus: Minority Interests @ 3/31/16	98
Less: Equity Investments @ 3/31/16[3]	(801)
Gross Enterprise Value	**3,350**
Less: Value of Tax Attributes[4]	(576)
Adj. Enterprise Value	**2,774**

EV /	Metric ($mm)	Gross Multiple	Adjusted Multiple
FY 2016A EBITDA (Pre-SBC)	111	30.2x	25.0x
FY 2017E EBITDA (Pre-SBC)	192	17.4x	14.4x
FY 2016A EBITDA (Post-SBC)	33	103.1x	85.3x
FY 2017E EBITDA (Post-SBC)	106	31.6x	26.2x

Leverage[5]	
Net Debt / FY 2017E EBITDA (Excluding Start-up Costs)	3.1x
Net Debt / FY 2017E EBITDA (Including Start-up Costs)	4.2x
Credit Ratings	BB- / Ba3

Stock Price Performance

Period	Saturn Series A	Luna	Selected Companies[6]	S&P 500
% of 52-Week High	56.7%	52.0%	81.6%	97.3%
1-Month	(1.1%)	8.8%	(0.2%)	1.2%
3-Month	(7.2%)	(7.1%)	(0.1%)	1.5%
6-Month	(20.8%)	(35.4%)	(4.3%)	1.4%
1-Year	(37.8%)	(42.8%)	(14.4%)	(1.4%)
2-year	(7.4%)	(19.9%)	1.2%	6.7%


200
180
160
140
120
100
80
60
6/17/2014
12/17/2014
6/17/2015
12/17/2015
6/17/2016
6.7%
1.2%
(7.4%)
(19.9%)
Saturn Series A
Luna
Selected Companies
S&P 500

Source: Projections per Saturn management, Public company filings

Notes:

1) Based on fully diluted shares outstanding using treasury stock method; convertible debt treated on an as-if converted basis with appropriate dilutive impact to shares outstanding for in the money converts; based on 147.2mm basic shares outstanding, 16.1mm in-the-money options outstanding (at WAEP of $23.83) and 1.6mm RSUs

2) Net debt excludes production loans

3) Equity in affiliates assumes Epix valued at 9.0x FY 2016A operating income of $168mm, implying a $471mm value for Luna's 31% stake; assumes TVGN, ATOM Tickets, and Tribeca Short List valued @ book value; Defy Media / Celestial Tiger stakes valued at $65mm; Saturn stake based on market prices

4) Includes net present value of difference between Luna cash tax rate given Canadian incorporation vs. peer normalized tax rate, incorporating value of existing NOLs

5) Includes equity income for leverage purposes

6) Includes Discovery Communications, Time Warner Inc., Scripps Networks Interactive, 21st Century Fox, The Walt Disney Company, AMC Networks, and Viacom

LionTree

13

Draft Working Materials – Subject To Change Luna Financial Projections Fiscal Year Ended March 31, CAGR CAGR ($mm) 2016A 2017E 2018E 2019E 2020E 2021E '16A-'19E '16A-'21E Motion Pictures 1,678 1,874 1,913 2,404 12.7% % Growth - 11.7% 2.1% 25.7% Television 670 979 1,094 1,188 21.1% % Growth - 46.1% 11.8% 8.6% Revenue 2,347 2,853 3,007 3,592 3,435 3,457 15.2% 8.1% % Growth - 21.5% 5.4% 19.5% (4.4%) 0.6% Gross Contribution Motion Pictures 184 267 279 361 25.1% % Margin 11.0% 14.2% 14.6% 15.0% Television 104 116 135 170 17.7% % Margin 15.5% 11.8% 12.3% 14.3% Total Gross Contribution 288 383 414 531 22.6% % Margin 12.3% 13.4% 13.8% 14.8% EBITDA Pre-SBC (incl. equity gains) 162 251 264 348 364 363 17.8% 17.5% % Growth - 54.5% 5.1% 32.1% 4.4% (0.1%) % Margin 6.9% 8.8% 8.8% 9.7% 10.6% 10.5% EBITDA Pre-SBC (excl. equity gains) 111 192 220 301 25.2% % Growth - 73.0% 14.7% 36.7% % Margin 4.7% 6.7% 7.3% 8.4% Unlevered Free Cash Flow (pre-tax) 126 155 172 202 292 312 14.2% 19.9% % Growth - 23.2% 11.3% 17.1% 44.9% 6.7% Levered Free Cash Flow 70 93 115 152 27.7% % Growth - 32.5% 23.0% 32.5% 14 Note: Projections per Saturn management

Draft Working Materials – Subject To Change Luna Financial Projections vs. Research Consensus Fiscal Year Ended March 31, '16A-'20E ($mm) 2016A 2017E 2018E 2019E 2020E CAGR Management Case 2,347 2,853 3,007 3,592 3,435 10.0% % Growth - 21.5% 5.4% 19.5% (4.4%) Revenue Research Consensus(2) 2,347 2,571 2,755 2,979 3,232 8.3% % Growth - 9.5% 7.1% 8.2% 8.5% Differential (Management - Research) - 282 252 613 203 Management Case 162 251 264 348 364 22.3% % Growth - 54.5% 5.1% 32.1% 4.4% % Margin 6.9% 8.8% 8.8% 9.7% 10.6% EBITDA(1)Research Consensus(2) 162 263 305 349 403 25.5% % Growth - 62.1% 16.0% 14.3% 15.6% % Margin 6.9% 10.2% 11.1% 11.7% 12.5% Differential (Management - Research) - (12) (42) (1) (40) Source: Projections per Saturn management, Research consensus per Wall Street research Note: 15 1) EBITDA shown including equity income / gain on asset sales and pre stock based compensation 2) Represents consensus for FY2017E and FY2018E; FY2019E/FY2020E calculated based on average annual growth rates for research analysts that project in these years

 Draft Working Materials – Subject To Change Luna EBITDA Bridge ($mm) 251 26 33 192 86 2017 106 65 41 1 2 EBITDA as Equity Income Gain on Sale EBITDA Pre-SBC SBC EBITDA Post-SBC Start-up Costs EBITDA Post-SBC reported by Luna & Start-up Costs 264 23 20 220 85 2018 136 46 90 1 2 EBITDA as Equity Income Gain on Sale EBITDA Pre-SBC SBC EBITDA Post-SBC Start-up Costs EBITDA Post-SBC reported by Luna & Start-up Costs 348 47 301 49 0 252 9 243 2019 1 2 EBITDA as Equity Income Gain on Sale EBITDA Pre-SBC SBC EBITDA Post-SBC Start-up Costs EBITDA Post-SBC reported by Luna & Start-up Costs Source: Projections per Saturn management Note: 16 1) EBITDA Pre-SBC includes income from Epix, POP Network, and various other minority equity investment gains and losses 2) Start-up costs of $64.9mm in 2017E, $45.7mm in 2018E and $8.7mm in 2019E

Draft Working Materials – Subject To Change Luna Discounted Cash Flow Analysis(1) Fiscal Year Ended March 31, ($mm) 2017E 2018E 2019E 2020E 2021E Adjusted EBITDA (excl. equity gains) 192 220 301 317 316 Less: Stock Based Compensation (86) (85) (49) (49) (49) Less: Depreciation & Amortization (17) (18) (18) (17) (17) EBIT 89 117 234 250 249 Less: Taxes @ 15% (13) (18) (35) (38) (37) After-Tax EBIT 75 100 199 213 212 Plus: Depreciation and Amortization 17 18 18 17 17 Less: Capex (11) (7) (7) (7) (7) Less: Investment in Film and TV, Net of Amortization (70) 51 (34) (17) 0 Less: (Increase) / Decrease in Working Capital 78 (54) (49) (49) (49) Less: Start-up Costs and Other (51) (42) (9) 0 0 Unlevered Free Cash Flows 39 65 117 156 173 Present Value of Cash Flows 413 DCF Equity Value Per Share Present Value of Terminal Value 2,779 Present Value of Enterprise 3,193 Less: Net Debt & Other (86) LTM Terminal EBITDA Multiple Present Value of Equity 3,107 WACC 13.00x 13.50x 14.00x 14.50x 15.00x Shares 153.0 9.25% $19.44 $20.11 $20.77 $21.43 $22.10 Price Per Share $20.31 9.50% 19.23 19.88 20.54 21.20 21.85 9.75% 19.01 19.66 20.31 20.96 21.61 10.00% 18.81 19.45 20.09 20.73 21.37 10.25% 18.60 19.23 19.87 20.50 21.14 Source: Projections per Saturn management Notes: 17 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $788mm), equity in affiliates of $801mm and minority interest of $98mm; excludes value of operating losses which have been incorporated in the 15.0% tax rate

Draft Working Materials – Subject To Change Section 3B Luna Transaction Overview

Draft Working Materials – Subject To Change

Overview of Luna Proposal

Luna Proposal

- Series A consideration:
  - $20.00 in cash per share
  - 0.5660x shares of newly created Luna non-voting common stock
- Series B consideration:
  - 10% premium relative to Saturn Series A for total value of the offer
  - 80% stock and 20% cash consideration
    - Exchange ratio of 0.6614x shares of newly created Luna non-voting common stock and 0.6614x shares of voting common stock (total exchange ratio of 1.3228x)
- Implies in total ~60% cash consideration and ~40% stock consideration

Value of Offer[1]

	Series A Non-Voting @ 3.0% Discount	Series B Voting @ No Discount	Series B Non-Voting @ 3.0% Discount
Cash	$20.00	$7.06	$7.06
Stock	$11.72	$28.23	$27.38
Total	**$31.72**	**$35.29**	**$34.44**

Pro Forma Ownership

	Series A Non-Voting	Series B Voting	Series B Non-Voting
Luna Offer Exchange Ratio	**0.5660x**	**0.6614x**	**0.6614x**
Saturn Shares Today[2]	94.8	9.9	9.9
Less: Luna Shares in Saturn	(2.1)	(2.6)	(2.6)
Saturn Shares Acquired	**92.7**	**7.3**	**7.3**
New Luna Shares Issued to Saturn SHs	**52.4**	**4.8**	**4.8**

	Shares (mm)	Economic Own. (%)
Current Fully Diluted Luna Shares Oustanding	153	71.1%
New Shares Issued to Saturn SHs	**62**	**28.9%**
Pro Forma Fully Diluted Shares Oustanding	**215**	**100.0%**

Pro Forma Luna Leverage

Luna PF Net Debt @3/31/16[3]	3,938
Less: Cash Flow from 3/31/16 - 12/31/16	(112)
Pro Forma Net Debt @ 12/21/16	**3,826**
Luna CY 2016E EBITDA (incl. equity income)[4]	229
Saturn CY 2016E EBITDA	490
Pro Forma CY 2016E EBITDA	**719**
Implied Pro Forma Net Leverage (Excluding Synergies)	**5.3x**
Implied Pro Forma Net Leverage (Including Synergies)[5]	**5.0x**

Source: Projections per Saturn management, public company filings
Note:
1) Based on Luna current price of $21.34
2) Based on fully diluted shares using treasury stock method; consists of 98.4mm basic shares outstanding, 9.8mm in-the-money options (at WAEP of $18.95), 0.8mm RSAs, and 0.3mm RSUs
3) Excludes production loans
4) Adjusting Luna EBITDA for start-up costs, leverage excluding synergies would be 5.7x and including synergies would be 5.3x
5) Includes $52mm in run-rate cost synergies

LionTree

19

Draft Working Materials – Subject To Change

Preliminary Overview of Current Financing Terms[1]

- **Commitment Length**: 6 months plus 3 month regulatory tail
- **Assumed Ratings**: Corporate: B1/B+
- **Conditionality**: No diligence conditionality
- ~5.0% weighted average cost of debt at quoted terms (~6.4% at capped financing terms)

	Amount ($mm)	Maturity	Interest	Fees	Pricing Flex	Other
Cash Flow Revolver	1,000	5 Years	L + 250 (no floor)		*125bps *Max 25bps OID (4-year life)	*37.5bps unused commitment fee *$500mm may be drawn on the closing
Term Loan A	1,000	5 Years	L + 250 (no floor)	*1.00% Commitment Fee *0.50% upfront fee (if needed to syndicate)	*125bps (150bps if closing is longer than 6 months) *Max 50bps OID (4-year life)	
Term Loan B	1,900	7 Years	L + 375 (0.75% floor)	*1.50% Commitment Fee *1.00% upfront fees/OID	*125bps *Max 25bps OID (4-year life)	*Excess Cash Flow (50% with leverage based step downs to 25% and 0% to be agreed – based on net first lien leverage)
Bonds	1,000	8 Years	7.50%	*1.00% Commitment Fee *1.00% Funding Fee *1.50% Conversion Fee *1.50% Underwriting Fee		*9.50%, step ups of: --**(1)** 25 bps if Closing Date has not occurred on or prior to the later of (A) 4 months after signing and (B) 11/1/16; --**(2)** 25 bps if Closing Date has not occurred on or prior to the later of (A) 7 months after signing and (B) 2/1/17; and --**(3)** 25 bps if corporate ratings are less than B1 and B+. *Tranche cap of +150 bps to Unsecured Bridge Cap

LionTree

Note:
1) Provided by Luna on 6/18

20

Draft Working Materials – Subject To Change Transaction Financing Structure Luna will require ~$4bn of new capital commitment to finance the proposed transaction Overview of Current Capital Structure Sources & Uses (Pre-Equity Raise) Luna(1) Sources Estimated Amount Breakage Sources $mm Tranche ($mm) Maturity Coupon Price Refi? Costs Term Loan A 1,000 Senior Notes 225 Aug-18 5.25% 102.75 Yes 11 Term Loan B 1,900 Term Loan 400 Mar-22 L+400 Yes 8 Bonds 1,000 Revolver 161 Sep-17 L+250 Yes - Luna Equity Issued to Saturn Shareholders 1,288 Converts 60 Apr-18 1.25% 98.50 No - Total Sources 5,188 Total 846 19 Uses Uses $mm Saturn Equity Purchased With Cash 1,905 Saturn Equity Purchased With Stock 1,288 Cash to Balance Sheet 18 Saturn Luna Senior Notes 225 Estimated Luna Term Loan 400 Amount Breakage Luna Revolver 161 Tranche ($mm) Maturity Coupon Price Refi? Costs Saturn Revolver 391 Revolver 391 Apr-20 L+150-225 Yes - Saturn Senior Notes 675 Senior Notes 675 Sep-19 5.00% 101.95 Yes 7 Breakage Costs 25 Cap Leases 63 No - Transaction Costs 100 Total 1,129 7 Total Uses 5,188 Source: Bloomberg Note: 21 1) Excludes production loans

Draft Working Materials – Subject To Change

Pro Forma Liquidity Analysis

Liquidity and leverage shown before potential equity raise

	Assuming Base Case[1] @ Quoted Financing Terms			$60mm EBITDA Reduction @ Capped Financing Terms			$120mm EBITDA Reduction @ Capped Financing Terms		
	Calendar YE Dec. 31,			Calendar YE Dec. 31,			Calendar YE Dec. 31,		
($mm, unless indicated)	2016E	2017E	2018E	2016E	2017E	2018E	2016E	2017E	2018E
Saturn EBITDA	490	543	612	490	543	612	490	543	612
Luna EBITDA	229	260	327	229	260	327	229	260	327
EBITDA Synergies	-	52	52	-	52	52	-	52	52
Less: Sensitivity	-	-	-	(30)	(45)	(60)	(60)	(90)	(120)
Total EBITDA	**719**	**855**	**991**	**689**	**810**	**931**	**659**	**765**	**871**
Less: Capex		(27)	(20)		(27)	(20)		(27)	(20)
Less: Assumed Integration Costs		(20)	(5)		(20)	(5)		(20)	(5)
Less: Investment in Film/TV, Net of Amort.		75	(13)		75	(13)		75	(13)
Less: Working Capital		(68)	(97)		(68)	(97)		(68)	(97)
Less: Other Adjustments		(80)	(67)		(80)	(67)		(80)	(67)
Unlevered Pre-Tax FCF		**735**	**789**		**690**	**729**		**645**	**669**
Less: Pro Forma Interest		(197)	(184)		(253)	(240)		(254)	(242)
Less: Solar Cash Taxes		(4)	(5)		(4)	(5)		(4)	(5)
Free Cash Flow		**535**	**599**		**433**	**484**		**388**	**421**
Less: Dividend (suspended post transaction)		-	-		-	-		-	-
Less: Other Financing		(8)	(81)		(8)	(81)		(8)	(81)
Less: Repayment of TL		(263)	(265)		(213)	(205)		(190)	(174)
Post-Dividend Cash Flow		**263**	**254**		**213**	**197**		**190**	**167**
Ending Cash[2]	197	461	715	197	410	607	197	387	554
Ending Debt	4,023	3,756	3,396	4,023	3,807	3,505	4,023	3,830	3,559
Ending Net Debt	**3,826**	**3,296**	**2,682**	**3,826**	**3,397**	**2,897**	**3,826**	**3,442**	**3,005**
Ending Net Leverage	**5.3x**	**3.9x**	**2.7x**	**5.6x**	**4.2x**	**3.1x**	**5.8x**	**4.5x**	**3.4x**

LionTree

Source: Projections per Saturn management
Note: Assumes 12/31/2016 transaction close
1) Base case refers to projections for Luna and Saturn per Saturn management
2) Includes cash generated from sign to close by Saturn and Luna

22

Draft Working Materials – Subject To Change Analysis of Premiums For Voting vs. Non-Voting Shares Company Structure Current 6 Month Avg 1 Year Avg 3 Year Avg 5 Year Avg Alphabet No Vote / Low Vote (1.8%) (2.5%) (3.1%) na na CBS No Vote / Low Vote (6.7%) (7.8%) (7.7%) (3.2%) (2.5%) Discovery Communications No Vote / Low Vote (3.3%) (3.3%) (4.7%) (6.1%) (7.5%) Liberty Braves No Vote / Low Vote (1.4%) na na na na Liberty Global No Vote / Low Vote (1.8%) (2.8%) (4.4%) (5.5%) (6.4%) Liberty Interactive Low Vote / High Vote (0.5%) (0.1%) (0.1%) 0.6% 1.4% Liberty Media No Vote / Low Vote (1.6%) (2.2%) (2.2%) (2.2%) (2.2%) Liberty Sirius No Vote / Low Vote (2.6%) na na na na Meredith Corporation Low Vote / High Vote (7.2%) (6.1%) (6.4%) (3.4%) (3.1%) Twenty-First Century Fox, Inc. No Vote / Low Vote 0.3% (0.5%) (0.3%) 1.4% 0.5% Viacom No Vote / Low Vote (10.4%) (7.9%) (4.8%) (1.4%) (3.5%) Mean (3.4%) (3.7%) (3.8%) (2.5%) (2.9%) Median (1.8%) (2.8%) (4.4%) (2.7%) (2.8%) High 0.3% (0.1%) (0.1%) 1.4% 1.4% Low (10.4%) (7.9%) (7.7%) (6.1%) (7.5%) 23 Source: FactSet

Draft Working Materials – Subject To Change Value of Luna Offer – Sensitivity on Luna Stock Price Before potential equity raise Luna Stock Price $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.34 $22.00 $23.00 $24.00 $25.00 % Premium / (Discount) to Current Price: (29.7%) (25.0%) (20.3%) (15.7%) (11.0%) (6.3%) 0.0% 3.1% 7.8% 12.5% 17.2% Series A Exchange Ratio 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x 0.5660x Value of Stock Portion Per Share (post 3% discount) $8.24 $8.78 $9.33 $9.88 $10.43 $10.98 $11.72 $12.08 $12.63 $13.18 $13.73 Value of Cash Portion Per Share $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 $20.00 Value of Series A Offer Pre-Synergies $28.24 $28.78 $29.33 $29.88 $30.43 $30.98 $31.72 $32.08 $32.63 $33.18 $33.73 Value of Series B Offer Pre-Synergies $26.60 $27.90 $29.21 $30.51 $31.81 $33.12 $34.86 $35.72 $37.03 $38.33 $39.63 Value of Blended Offer Pre-Synergies $28.12 $28.72 $29.32 $29.93 $30.53 $31.14 $31.94 $32.34 $32.95 $33.55 $34.15 PV of Cost Synergies ($mm)(1) 436 436 436 436 436 436 436 436 436 436 436 PV of Tax Synergies ($mm)(1) 515 515 515 515 515 515 515 515 515 515 515 PV of Synergies ($mm)(1) 951 951 951 951 951 951 951 951 951 951 951 Saturn PF Ownership (2) 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% 28.9% PV of Synergies to Saturn Shareholders ($mm) 274 274 274 274 274 274 274 274 274 274 274 Saturn Shares Outstanding @ Offer (mm)(3) 100 100 100 100 100 100 100 100 100 100 100 Synergies per Saturn Share $2.75 $2.75 $2.75 $2.75 $2.75 $2.75 $2.75 $2.75 $2.75 $2.75 $2.75 Value of Series A Offer Post-Synergies $30.98 $31.53 $32.08 $32.63 $33.18 $33.73 $34.46 $34.82 $35.37 $35.92 $36.47 % Premium to Current Saturn Series A Price 17.5% 19.6% 21.7% 23.8% 25.9% 27.9% 30.7% 32.1% 34.2% 36.3% 38.4% % Premium to Saturn Midpoint DCF Value Per Share: Saturn Management Case DCF (3.6%) (1.9%) (0.2%) 1.5% 3.2% 4.9% 7.2% 8.3% 10.0% 11.8% 13.5% Saturn Sensitivity Case DCF 4.8% 6.7% 8.5% 10.4% 12.2% 14.1% 16.6% 17.8% 19.7% 21.5% 23.4% Source: Projections per Saturn management Note: 1) Includes $52mm in run-rate cost synergies, net of $25mm of integration costs ($20mm in CY2017E and $5mm in CY2018E); ~$50mm in annual tax savings 24 2) Assumes no equity raised 3) Excludes Saturn shares held by Luna

Draft Working Materials – Subject To Change Discounted Cash Flow Analysis of Luna Synergies(1) Calendar Year Ended December 31, ($mm) 2017E 2018E 2019E 2020E Synergies 52 52 52 52 % Growth nm 0.0% 0.0% 0.0% Less: Integration Costs (20) (5) 0 0 EBIT (post-integration costs) 32 47 52 52 Less: Taxes @ 15.0% (5) (7) (8) (8) After-Tax EBIT 27 40 44 44 Tax Synergies 50 50 50 50 Total FCF from Synergies 77 90 94 94 % Growth nm 16.5% 4.7% 0.0% Discounted Free Cash Flows 69 73 70 64 NPV of Terminal Value 674 Total Synergy DCF Value(2) 951 Saturn Value Per Share of DCF Synergies Sensitivity of DCF Synergy Value WACC WACC 9.00% 9.25% 9.50% 9.75% 10.00% 9.00% 9.25% 9.50% 9.75% 10.00% $2.90 $2.82 $2.75 $2.67 $2.60 1,006 977 951 925 901 Source: Projections per Saturn management 25 1) Assumes mid-year convention, discounted back to 3/31/16 2) Assumes 9.50% WACC and 0.0% PGR

Draft Working Materials – Subject To Change Pro Forma Discounted Cash Flow Accretion/(Dilution) Analysis – Series A Offer Analysis based on Saturn Management Case Saturn Status Quo DCF Equity Value / Share Saturn Share of Pro Forma DCF Equity Value & Cash Per Share 2020E LTM Terminal EBITDA Multiple 2020E LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x WACC Low Mid High 8.75% $30.91 $31.91 $32.90 $33.89 $34.87 Low $33.26 $33.82 $34.38 $34.93 $35.49 9.00% 30.55 31.54 32.52 33.50 34.47 33.00 33.55 34.10 34.65 35.20 9.25% 30.20 31.17 32.14 33.12 34.08 Mid 32.74 33.28 33.83 34.37 34.91 9.50% 29.84 30.81 31.77 32.73 33.69 32.49 33.02 33.56 34.10 34.64 9.75% 29.50 30.45 31.40 32.35 33.31 High 32.24 32.77 33.30 33.83 34.37 Luna DCF Enterprise Value 3,193 Saturn DCF Enterprise Value 4,467 Synergy DCF Value 951 Combined Pro Forma Enterprise Value 8,610 Less: Pro Forma Net Debt (@ 3/31/2016) (3,956) Plus: Other(1) 598 Combined Pro Forma Equity Value 5,253 Luna Pro Forma Shares Outstanding 215.0 Accretion to Standalone DCF Implied Luna Pro Forma DCF Equity Value per Share $24.43 Saturn Series A Exchange Ratio 0.5660x WACC Low Mid High Implied Saturn Share of PF DCF Equity Valuer per Share $13.83 Low 7.6% 6.0% 4.5% 3.1% 1.8% Implied Cash Per Share $20.00 8.0% 6.4% 4.8% 3.4% 2.1% Total Value of Offer to Saturn $33.83 Mid 8.4% 6.8% 5.2% 3.8% 2.5% Standalone Saturn DCF Equity Value per Share $32.14 8.9% 7.2% 5.6% 4.2% 2.8% Accretion / (Dilution) 5.2% High 9.3% 7.6% 6.1% 4.6% 3.2% Source: Projections per Saturn management Note: 26 1) Other includes the market value of Luna equity in affiliates and minority interest, excluding Luna’s current equity investment in Saturn; also includes value of Saturn investments

Draft Working Materials – Subject To Change Pro Forma Discounted Cash Flow Accretion/(Dilution) Analysis – Series A Offer Analysis based on Saturn Sensitivity Case Saturn Status Quo DCF Equity Value / Share Saturn Share of Pro Forma DCF Equity Value & Cash Per Share 2020E LTM Terminal EBITDA Multiple 2020E LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x WACC Low Mid High 8.75% $28.40 $29.33 $30.27 $31.20 $32.14 Low $32.53 $33.07 $33.61 $34.15 $34.69 9.00% 28.06 28.99 29.91 30.84 31.76 32.27 32.81 33.34 33.87 34.41 9.25% 27.73 28.64 29.56 30.47 31.39 Mid 32.02 32.55 33.08 33.60 34.13 9.50% 27.40 28.30 29.21 30.11 31.02 31.78 32.30 32.82 33.34 33.86 9.75% 27.07 27.97 28.86 29.76 30.65 High 31.53 32.05 32.56 33.08 33.60 Luna DCF Enterprise Value 3,193 Saturn DCF Enterprise Value 4,182 Synergy DCF Value 951 Combined Pro Forma Enterprise Value 8,325 Less: Pro Forma Net Debt (@ 3/31/2016) (3,956) Plus: Other(1) 598 Combined Pro Forma Equity Value 4,967 Luna Pro Forma Shares Outstanding 215.0 Accretion to Standalone DCF Implied Luna Pro Forma DCF Equity Value per Share $23.10 Saturn Series A Exchange Ratio 0.5660x WACC Low Mid High Implied Saturn Share of PF DCF Equity Valuer per Share $13.08 Low 14.6% 12.7% 11.0% 9.4% 7.9% Implied Cash Per Share $20.00 15.0% 13.2% 11.5% 9.9% 8.3% Total Value of Offer to Saturn $33.08 Mid 15.5% 13.6% 11.9% 10.3% 8.7% Standalone Saturn DCF Equity Value per Share $29.56 16.0% 14.1% 12.4% 10.7% 9.2% Accretion / (Dilution) 11.9% High 16.5% 14.6% 12.8% 11.2% 9.6% Source: Projections per Saturn management Note: 27 1) Other includes the market value of Luna equity in affiliates and minority interest, excluding Luna’s current equity investment in Saturn; also includes value of Saturn investments

Draft Working Materials – Subject To Change Section 4A Standalone Valuation

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Valuation Snapshot Source: Public company filings, projections per Saturn management, FactSet Notes: 29

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Financial Projections 30 Source: Public company filings, Wall Street research

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Selected Publicly Traded Companies % of Equity Enterprise EV / Closing Price 52-Week Value (1) Value EBITDA (2) '16E-'18E Company 6/17/2016 High ($mm) ($mm) 2016E 2017E Revenue Walt Disney $99.00 81.1% 163,088 184,213 10.2x 9.8x 5.2% Time Warner Inc. $72.37 79.2% 58,307 77,928 9.2x 8.6x 5.5% Fox $28.80 83.0% 54,958 59,772 8.3x 7.6x 5.6% Viacom $44.42 64.9% 17,967 29,408 7.7x 7.4x 2.6% Discovery Communications $25.59 73.2% 15,921 22,872 9.3x 8.8x 5.9% Scripps Networks $63.97 93.5% 8,296 12,732 8.9x 8.5x 4.3% AMC Networks $59.50 68.2% 4,429 6,979 7.7x 7.3x 5.1% Saturn $26.36 56.7% 2,726 3,827 7.8x 7.1x 4.8% Mean Median Source: Public company filings, Wall Street research, Saturn and projections per Saturn management Notes: 1) Based on fully diluted shares outstanding using treasury stock method; if applicable, convertible debt treated on an as-if converted basis, with appropriate dilutive 31 impact to shares outstanding for in the money converts 2) EBITDA multiples shown pre-SBC

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials Draft Working Materials Draft Working Materials Draft Working Materials - Subject To Change Subject To Change Subject To Change Subject To ChangeSubject To Change Subject To Change Discounted Cash Flow Analysis 32 Source: Projected financial information per Wall Street research Notes: 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $7,912mm) and equity in affiliates of $354mm Fiscal Year Ended December 31,($mm)2016E2017E2018E2019E2020EEBITDA (Before SBC)Less: Stock Based CompensationLess: Depreciation & AmortizationEBITLess: Taxes @ 35%After-Tax EBITPlus: D&ALess: CapexLess: (Increase) / Decrease in Working CapitalUnlevered Free Cash FlowsPresent Value of Cash FlowsDCF Equity Value Per SharePresent Value of Terminal ValuePresent Value of EnterpriseLTM Terminal EBITDA MultipleLess: Net Debt & OtherWACC8.00x8.25x8.50x8.75x9.00xPresent Value of Equity8.25%Shares8.50%Price Per Share8.75%9.00%9.25%

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Section 4B Transaction Overview

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Illustrative Transaction Summary 34

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Saturn / Synergy DCF Analysis(1) Fiscal Year Ended December 31, ($mm) 2017E 2018E 2019E 2020E Synergies % Growth Less: Integration Costs EBIT (post-integration costs) Less: Taxes @ 35.0% After-Tax EBIT Total FCF from Synergies % Growth Discounted Free Cash Flows NPV of Terminal Value Total Synergy DCF Value(2) Saturn Value Per Share of DCF Synergies Sensitivity of DCF Synergy Value Annual Cost Synergies Annual Cost Synergies Annual Cost Synergies WACC 100 125 150 175 200 8.50% $0.73 $0.92 $1.10 $1.28 $1.47 8.75% 0.71 0.89 1.06 1.24 1.42 9.00% 0.69 0.86 1.03 1.20 1.37 9.25% 0.66 0.83 1.00 1.16 1.33 9.50% 0.64 0.80 0.96 1.12 1.29 Annual Cost Synergies WACC 100 125 150 175 200 8.50% 638 798 957 1,117 1,277 8.75% 617 771 925 1,080 1,234 9.00% 597 746 895 1,044 1,194 9.25% 578 722 867 1,011 1,156 9.50% 560 700 840 980 1,120 Notes: 1) Assumes mid-year convention, discounted to 3/31/16 35 2) Assumes WACC and PGR

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Pro Forma Discounted Cash Flow Accretion/(Dilution) Analysis – Series A Offer Analysis based on fixed exchange ratio deal and Saturn Management Case Saturn Status Quo DCF Equity Value / Share Saturn Share of Pro Forma DCF Equity Value / Share 2020E LTM Terminal EBITDA Multiple 2020E LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x WACC Low Mid High 8.75% $30.91 $31.91 $32.90 $33.89 $34.87 Low $36.08 $36.39 $36.70 $37.01 $37.32 9.00% 30.55 31.54 32.52 33.50 34.47 35.63 35.93 36.23 36.53 36.83 9.25% 30.20 31.17 32.14 33.12 34.08 Mid 35.18 35.47 35.76 36.06 36.35 9.50% 29.84 30.81 31.77 32.73 33.69 34.73 35.02 35.30 35.59 35.88 9.75% 29.50 30.45 31.40 32.35 33.31 High 34.29 34.57 34.85 35.13 35.41 37 Accretion to Standalone DCF WACC Low Mid High Low 25.9% 23.0% 20.2% 17.5% 15.0% 25.8% 22.8% 20.0% 17.4% 14.9% Mid 25.7% 22.7% 19.9% 17.2% 14.7% 25.6% 22.6% 19.8% 17.1% 14.6% High 25.6% 22.5% 19.6% 17.0% 14.4% Source: Projected financial information per Saturn management and Wall Street research Note: 1) Other includes the market value of equity in affiliates and the book value of Saturn's investment in PlayCo DCF Enterprise Value 34,608 Saturn DCF Enterprise Value 4,182 Synergy DCF Value 895 Combined Pro Forma Enterprise Value 39,684 Less: Pro Forma Net Debt @ 3/31/2016 (9,067) Less: Other1 @ 3/31/2016 374 Combined Pro Forma Equity Value 30,991 Pro Forma Shares Outstanding 524.7 Implied Comet Pro Forma DCF Equity Value per Share $59.06 Saturn Series A Exchange Ratio 0.6000x Implied Saturn Share of PF DCF Equity Valuer per Share $35.44 Standalone Saturn DCF Equity Value per Share $29.56 Accretion / (Dilution) 19.9% Accretion to Standalone DCF WACC Low Mid High Low 25.9% 23.0% 20.2% 17.5% 15.0% 25.8% 22.8% 20.0% 17.4% 14.9% Mid 25.7% 22.7% 19.9% 17.2% 14.7% 25.6% 22.6% 19.8% 17.1% 14.6% High 25.6% 22.5% 19.6% 17.0% 14.4% Source: Projected financial information per Saturn management and Wall Street research 36 Note:

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Pro Forma Discounted Cash Flow Accretion/(Dilution) Analysis – Series A Offer Analysis based on fixed exchange ratio deal and Saturn Sensitivity Case Saturn Status Quo DCF Equity Value / Share Saturn Share of Pro Forma DCF Equity Value / Share 2020E LTM Terminal EBITDA Multiple 2020E LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x WACC Low Mid High 8.75% $30.91 $31.91 $32.90 $33.89 $34.87 Low $36.08 $36.39 $36.70 $37.01 $37.32 9.00% 30.55 31.54 32.52 33.50 34.47 35.63 35.93 36.23 36.53 36.83 9.25% 30.20 31.17 32.14 33.12 34.08 Mid 35.18 35.47 35.76 36.06 36.35 9.50% 29.84 30.81 31.77 32.73 33.69 34.73 35.02 35.30 35.59 35.88 9.75% 29.50 30.45 31.40 32.35 33.31 High 34.29 34.57 34.85 35.13 35.41 Enterprise Value 34,608 Saturn DCF Enterprise Value 4,182 Synergy DCF Value 895 Combined Pro Forma Enterprise Value 39,684 Less: Pro Forma Net Debt @ 3/31/2016 (9,067) Less: Other1 @ 3/31/2016 374 Combined Pro Forma Equity Value 30,991 Pro Forma Shares Outstanding 524.7 Implied Comet Pro Forma DCF Equity Value per Share $59.06 Saturn Series A Exchange Ratio 0.6000x Implied Saturn Share of PF DCF Equity Valuer per Share $35.44 Standalone Saturn DCF Equity Value per Share $29.56 Accretion / (Dilution) 19.9% Accretion to Standalone DCF WACC Low Mid High Low 25.9% 23.0% 20.2% 17.5% 15.0% 25.8% 22.8% 20.0% 17.4% 14.9% Mid 25.7% 22.7% 19.9% 17.2% 14.7% 25.6% 22.6% 19.8% 17.1% 14.6% High 25.6% 22.5% 19.6% 17.0% 14.4% Source: Projected financial information per Saturn management and Wall Street research 37 Note:

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Appendix Additional Reference Materials

Draft Working Materials – Subject To Change Side-by-Side Trading Analysis Saturn (3) Luna (4) ($mm, unless indicated) Class A Price ($)(1) $26.36 Fully Diluted Class A Shares 93.7 Class B Price ($)(1) $26.07 Fully Diluted Class B Shares 9.9 Blended Price ($) $26.33 $21.34 Fully Diluted Shares 103.5 153.0 Equity Value 2,726 3,264 Plus: Net Debt & Other(1) 1,101 86 Enterprise Value 3,827 3,350 Less: Value of Tax Attributes(2) - (576) Adj. Enterprise Value 3,827 2,774 Metric Metric Gross Adjusted ($mm) Mult ($mm) Mult Mult EV / CY 2016E EBITDA - Management Case(5) 490 7.8x 172 19.5x 16.2x CY 2017E EBITDA - Management Case(5) 543 7.1x 213 15.7x 13.0x CY 2016E EBITDA - Research Case(5)CY 2017E EBITDA - Research Case(5) Leverage Net Debt / 2016E EBITDA(6) 2.3x 3.4x CY '16E – '18E CAGRs Revenue 4.8% 12.4% EBITDA 11.8% 27.9% Analyst Price Targets High $33.00 $40.00 Average $31.04 $28.75 Premium to Current Price 15.1% 25.8% Low $22.57 $22.00 Source: Projections per Saturn management and Wall Street research, public company filings Note: prices as of June 17, 2016 1) For Luna, equity in affiliates assumes Epix valued at 9.0x FY 2016A operating income of $168mm, implying a $471mm value for Luna’s 31% stake; assumes TVGN, ATOM Tickets, and Tribeca Short List valued @ book value; Defy Media / Celestial Tiger stakes valued at $65mm; Saturn stake based on market prices 2) Includes net present value of difference between Luna actual tax rate given Canadian incorporation vs. peer normalized tax rate, incorporating value of existing NOLs 3) JCM has 0.1mm shares of Series A Saturn stock and 6.2mm shares of Series B Saturn stock for a total voting stake of 33.1%, economic stake of 6.1% and a value of $165mm @ market; JCM has 4.4mm shares of Luna common stock for a total voting stake of 2.9%, economic stake of 2.9% and a value of $94mm @ market 4) Luna has 2.1mm shares of Series A Saturn stock and 2.6mm shares of Series B Saturn stock for a total voting stake of 15.0%, economic stake of 4.5% and a value of $123mm @ market 39 5) EBITDA shown pre stock based compensation 6) For Luna leverage purposes, EBITDA includes equity income from affiliates

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Saturn Current Analyst Price Targets Saturn currently trades at a 15.1% discount to the average analyst price target Current Series A Price: Target Avg.: $31.04 $26.36 Deutsche Bank (04/29/16) $47.00 FBN Securities (04/29/16) $35.38 Evercore ISI (06/12/16) $33.00 Pivotal Research Group LLC (04/29/16) $32.00 CLSA (05/02/16) $31.00 Goldman Sachs (04/29/16) $30.00 Macquarie (06/17/16) $30.00 Drexel Hamilton LLC (04/29/16) $27.50 Morgan Stanley (04/29/16) $27.00 FBR Capital Markets (04/29/16) $26.00 CM Research (03/14/16) $22.57 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 Source: Wall Street research Buy Rating Hold Rating Sell Rating 40 Note: Stock price as of June 17(th)

Draft Working Materials – Subject To Change Luna Research Analyst Price Targets Luna currently trades at a 25.8% discount to the average analyst price target Current: $21.34 Target Avg.: $28.75 Topeka (05/27/16) $40.00 Argus Research Corp (06/06/16) $34.00 Bernstein (06/17/16) $34.00 Evercore ISI (06/12/16) $32.00 Wunderlich Securities (05/27/16) $32.00 Piper Jaffray (06/07/16) $30.00 B Riley & Co (06/13/16) $30.00 Jefferies (05/27/16) $29.00 CM Research (03/14/16) $28.67 Barrington Research (06/06/16) $27.00 Pacific Crest Securities (06/07/16) $27.00 Macquarie (05/30/16) $27.00 J.P. Morgan (05/26/16) $26.00 Goldman Sachs (05/27/16) $24.00 FBR Capital Markets (06/05/16) $23.00 RBC Capital Markets (06/17/16) $23.00 Cowen (06/13/16) $22.00 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 Source: Wall Street research 41 Buy Rating Hold Rating Sell Rating Note: Stock price as of June 17(th)

Draft Working Materials – Subject To Change Research Price Targets Source: Wall Street research Buy Rating Hold Rating Sell Rating Note: Stock price as of June 17(th)

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change Saturn / Luna Historical Exchange Ratio 1.400x Favors Saturn 1.300x 1.2352x 1.200x 1.100x 1.1073x 1.000x Exchange Ratio Current 1.2352x 0.900x 1-Month Average 1.2442x 3-Month Average 1.2510x 6-Month Average 1.1854x 0.800x Favors 1-Year Average 1.1073x Luna 0.700x 6/17/2015 10/17/2015 2/17/2016 6/17/2016 Exchange Ratio (Saturn Series A Share Price / Luna Share Price) 1-Year Avg. Source: FactSet 43 Note: Assumes 100% stock transaction

Draft Working Materials – Subject To Change Saturn / Historical Exchange Ratio Source: FactSet 44 Note: Assumes 100% stock transaction

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Draft Working Materials – Subject To Change

Luna Detailed Financial Projections (Fiscal Year)

	Fiscal Year Ended March 31,						CAGR	CAGR
($mm)	2016A	2017E	2018E	2019E	2020E	2021E	'17E-'19E	17E-'21E
Motion Pictures	1,678	1,874	1,913	2,404				
% Growth	(7.8%)	11.7%	2.1%	25.7%				
Television Productions	670	979	1,094	1,188				
% Growth	15.6%	46.1%	11.8%	8.6%				
Revenue	2,347	2,853	3,007	3,592	3,435	3,457	12.2%	4.9%
% Growth	(2.2%)	21.5%	5.4%	19.5%	(4.4%)	0.6%		
Direct Operating Expenses								
Motion Pictures	(874)	(911)	(884)	(1,103)				
% of Segment Revenue	52.1%	48.6%	46.2%	45.9%				
Television	(532)	(837)	(929)	(990)				
% of Segment Revenue	79.4%	85.6%	84.9%	83.3%				
Direct Operating Expenses	(1,407)	(1,749)	(1,813)	(2,093)			9.4%	
% of Revenue	59.9%	61.3%	60.3%	58.3%				
Distribution and Marketing								
Motion Pictures	(619)	(680)	(697)	(825)				
% of Segment Revenue	36.9%	36.3%	36.5%	34.3%				
Television	(39)	(30)	(35)	(35)				
% of Segment Revenue	5.9%	3.0%	3.2%	2.9%				
Distribution and Marketing	(658)	(710)	(733)	(860)			10.1%	
% of Revenue	28.0%	24.9%	24.4%	23.9%				
Gross Contribution								
Motion Pictures	184	267	279	361				
% Margin	11.0%	14.2%	14.6%	15.0%				
Television	104	116	135	170				
% Margin	15.5%	11.8%	12.3%	14.3%				
Total Gross Contribution	288	383	414	531			17.7%	
% Margin	12.3%	13.4%	13.8%	14.8%				
General and Administrative	(256)	(277)	(279)	(279)			0.4%	
Plus: SBC	79	86	85	49				
Other Add Backs	51	59	43	47				
EBITDA (incl. equity gains)	162	251	264	348	364	363	17.8%	9.7%
% Growth	(57.8%)	54.5%	5.1%	32.1%	4.4%	(0.1%)		
% Margin	6.9%	8.8%	8.8%	9.7%	10.6%	10.5%		
EBITDA (excl. equity gains)	111	192	220	301			25.2%	
% Growth	(66.6%)	73.0%	14.7%	36.7%				
% Margin	4.7%	6.7%	7.3%	8.4%				

LionTree Source: Projections per Saturn management

45

Draft Working Materials – Subject To Change Disclaimer This presentation has been prepared by LionTree Advisors LLC (“LionTree”) for the exclusive use of the board of directors of the party to whom LionTree delivers this presentation (together with its subsidiaries, the “Client”) using information provided by the Client and other publicly available information. LionTree has not independently verified the information contained herein, nor does LionTree make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. LionTree has not made an independent evaluation or appraisal of the assets and liabilities of the Client or any other person and has no obligation to evaluate the solvency of the Client or any other person. With respect to any financial projections and estimates included or referred to in this presentation, LionTree has assumed, based on advice of management of the Client, that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Client or another party to a potential transaction. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from these estimates and projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. LionTree expressly disclaims any and all liability relating or resulting from the use of this presentation. LionTree undertakes no obligation to update or revise the accompanying material. This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Client should not construe the contents of this presentation as legal, regulatory, tax, accounting or investment advice or a recommendation. The Client should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. LionTree’s role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Client. This presentation does not purport to contain all of the information that the Client may require, and should not be considered a recommendation with respect to any transaction or other matter. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of the Client, any other party to a transaction, or any of their affiliates and, accordingly, may at any time hold a long or short position in such securities. This presentation has been prepared on a confidential basis solely for the use and benefit of the board of directors of the Client and may not be disclosed or relied upon by any third party or used for any other purpose; provided that the Client and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Client relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Client and those persons retained to advise the Client, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This presentation has not been prepared with a view toward public disclosure under applicable securities laws or otherwise, and this material must not be copied, reproduced, distributed or passed on to others at any time without the prior written consent of LionTree.